Exhibit 99.1

LETTER OF TRANSMITTAL

LEVI STRAUSS & CO.

OFFER TO EXCHANGE

all outstanding unregistered 6 7/8% Senior Notes due 2022

($140,000,000 aggregate principal amount outstanding)

(ISINs: US52736RBE18 and USU52799AY66, CUSIP Nos.: 52736RBE1 and U52799 AY6)

for

6 7/8% Senior Notes due 2022

($140,000,000 aggregate principal amount)

which have been registered under the U.S. Securities Act of 1933

(ISIN: US52736RBD35; CUSIP No.: 52736RBD3)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2013, UNLESS THE EXCHANGE OFFER IS EXTENDED BY LEVI STRAUSS & CO. IN ITS SOLE DISCRETION.

Deliver To: Wells Fargo Bank, National Association (as “Exchange Agent”)

By Facsimile (Eligible Institutions Only):	By Mail, Overnight Courier or Hand:

(612) 667-9825
(provide call back telephone number on fax cover sheet for confirmation) By telephone: (800) 344-5128	Wells Fargo Bank, National Association 608 2nd Avenue South, 12th Floor MAC: N9303-121 Minneapolis, MN 55402 Attention: Bondholder Communications

NOTE: THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF CERTIFICATES OF OLD NOTES ARE TO BE FORWARDED HEREWITH. IF OLD NOTES ARE HELD IN BOOK-ENTRY FORM, TENDERS OF OLD NOTES MUST BE MADE IN ACCORDANCE WITH THE BOOK-ENTRY PROCEDURES OUTLINED IN THE PROSPECTUS. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY.

The undersigned hereby acknowledges receipt of the Prospectus dated             , 2013 (the “Prospectus”) of Levi Strauss & Co. (the “Company”) and this letter of transmittal and the instructions hereto (this “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange each $1,000 principal amount (in minimum denominations of $2,000 or integral multiples of $1,000 thereafter) of its 6 7/8% Senior Notes due 2022 (the “Exchange Notes”), which have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), for each $1,000 principal amount (in minimum denominations of $2,000 or integral multiples of $1,000 thereafter) of its outstanding 6 7/8% Senior Notes due 2022 (the “Old Notes”). The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and the transfer restrictions and the registration rights and the additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

The term “Expiration Date” shall mean 5:00 p.m., New York City time, on             , 2013, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended.

Because all of the Old Notes are held in book-entry accounts maintained by the Exchange Agent at The Depository Trust Company (“DTC”), a holder should not manually execute this Letter of Transmittal, provided, however, that tenders of Old Notes must be effected in accordance with the procedures mandated by DTC’s Automated Tender Offer Program (“ATOP”). All holders who exchange their Old Notes for Exchange Notes in accordance with the book-entry procedures outlined in the Prospectus will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in this Letter of Transmittal.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

List below the notes to which this Letter of Transmittal relates. If the space indicated below is inadequate, the Certificate or Registration Numbers and Principal Amounts should be listed on a separately signed schedule affixed hereto.

DESCRIPTION OF 6 7/8% SENIOR NOTES DUE 2022 TENDERED HEREBY

Name(s) and Address(es) of Registered Owner(s) (Please Fill in)	Certificate or Registration Numbers*	Aggregate Principal Amount Represented by Old Notes	Principal Amount Tendered**

Total Principal Amount Tendered

*	Need not be completed by book-entry Holders.
**	Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. All tenders must be in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. In addition, with respect to tenders of less than the entire principal amount of an Old Note, the untendered portion of such note must be in a minimum denomination of $2,000 or an integral multiple of $1,000 thereafter.

This Letter of Transmittal is to be used only if certificates of Old Notes are to be forwarded herewith. If Old Notes are held in book-entry form, tenders of Old Notes must be made in accordance with the book-entry procedures outlined in the Prospectus. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.

The term “Holder” with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Old Notes must complete this letter in its entirety.

☐	CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC, AS APPLICABLE, AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name

Address

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of the Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of such Old Notes tendered hereby, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby, including all rights to accrued and unpaid interest thereon as of the Expiration Date. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the Company in connection with the Exchange Offer) to cause the Old Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The undersigned represents to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, and (ii) neither the undersigned nor any such other person is engaged or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of such Exchange Notes. If the undersigned or the person receiving the Exchange Notes covered hereby is a broker-dealer that is receiving the Exchange Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities, the undersigned acknowledges that it or such other person will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The undersigned and any such other person acknowledge that, if they are participating in the Exchange Offer for the purpose of distributing the Exchange Notes, (i) they must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction and (ii) failure to comply with such requirements in such instance could result in the undersigned or any such other person incurring liability under the Securities Act for which such persons are not indemnified by the Company. The undersigned or the person receiving the Exchange Notes covered by this letter represents and warrants that it is not an affiliate (as defined under Rule 405 of the Securities Act) of the Company or if the Holder or such recipient is an affiliate, that the Holder or such recipient understands and acknowledges that such Exchange Notes may not be offered for resale, resold or otherwise transferred by the undersigned or such other person without registration under the Securities Act or an exemption therefrom.

The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility.

The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer — Conditions.” The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Old Notes tendered hereby and, in such event, the Old Notes not exchanged will be promptly returned to the undersigned at the address shown below the signature of the undersigned.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Old Notes may be withdrawn at any time prior to the Expiration Date.

Unless otherwise indicated in the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, certificates for all Exchange Notes delivered in exchange for tendered Old Notes, and any Old Notes delivered herewith but not exchanged, will be registered in the name of the undersigned and shall be delivered to the undersigned at the address shown below the signature of the undersigned. If an Exchange Note is to be issued to a person other than the person(s) signing this Letter of Transmittal, or if an

Exchange Note is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address different than the address shown on this Letter of Transmittal, the appropriate boxes of this Letter of Transmittal should be completed. If Old Notes are surrendered by Holder(s) that have completed either the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined in Instruction 3).

SPECIAL REGISTRATION INSTRUCTIONS

To be completed ONLY if the Exchange Notes are to be issued in the name of someone other than the undersigned. (See Instruction 4)

Name:

Address:

Book-Entry Transfer Facility Account:

Employer Identification or Social Security Number:

(Please Print or Type)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the Exchange Notes are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown in the box entitled “Description of 6 7/8% Senior Notes due 2022 Tendered Hereby”. (See Instruction 4)

Name:

Address:

Employer Identification or Social Security Number:

(Please Print or Type)

X X	REGISTERED HOLDER(S) OF OLD NOTES SIGN HERE

Must be signed by registered holder(s) exactly as name(s) appear(s) on the Old Notes or on a security position listing as the owner of the Old Notes or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted herewith. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary capacity, please provide the following information (Please print or type:)

Name and Capacity (full title)

Address (including zip code)

(Area Code and Telephone Number)

(Taxpayer Identification or Social Security No.)

Dated:                     , 2013

SIGNATURE GUARANTEE
(If Required — See Instruction 3)

(Signature of Representative of Signature Guarantor)

(Name and Title)

(Name of Plan)

(Area Code and Telephone Number)

Dated:                     , 2013